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                                                                     EXHIBIT 8.1

              [Letterhead of Powell Goldstein Frazer & Murphy LLP]


                                  June 24, 2004


Verilink Corporation
127 Jetplex Circle
Madison, Alabama 35758

         Re: Registration Statement on Form S-4 (Registration No. 333-116472) of Verilink Corporation, a Delaware corporation ("Verilink"), containing the Joint Proxy Statement/Prospectus for Verilink and Larscom Incorporated, a Delaware corporation ("Larscom"), filed with the Securities and Exchange Commission ("SEC") on June 14, 2004, as amended by Amendment No. 1 thereto filed with the SEC on June 24, 2004 (as amended, the "Registration Statement"), pertaining to the Agreement and Plan of Merger, dated April 28, 2004, by and among Larscom, Verilink, and SRI Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Verilink

Ladies and Gentlemen:

         In connection with the Merger (as that term is defined in the Registration Statement), you have requested our opinion concerning certain federal income tax consequences of the Merger. In connection with that opinion, you have permitted us to rely on certain assumptions, and the management of Verilink and of Larscom will make representations as to the existence of certain factual matters upon which the opinion will be based. Based upon those assumptions and representations, it is our opinion that the federal income tax consequences of the Merger are as stated in the discussion in the Registration Statement set forth under the heading "THE MERGER - Material United States Federal Income Tax Consequences of the Merger." In addition, we have participated in the preparation of such discussion, and in our opinion, such discussion is accurate in all material respects.

         We hereby consent to the filing of this opinion as an exhibit to such Registration Statement and the reference to our firm and the above-mentioned opinion under the heading "THE MERGER - Material United States Federal Income Tax Consequences of the Merger," included in the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.


                                          Very truly yours,



                             POWELL, GOLDSTEIN, FRAZER & MURPHY LLP